Exhibit 99.1

FOR IMMEDIATE RELEASE

VEREIT® Announces Third Quarter 2016 Operating Results
Completed $702.5 million common stock offering with proceeds used to reduce debt
Surpassed 2016 low-end dispositions goal with $803.3 million year-to-date

Phoenix, AZ, November 2, 2016 -- VEREIT, Inc. (NYSE: VER) (“VEREIT” or the “Company”) announced today its operating results for the three months ending September 30, 2016, as well as progress on its business plan.

Third Quarter 2016 Highlights

•	Net Income of $30.2 million and Net Income per diluted share of $0.01

•	Achieved $0.20 AFFO per diluted share

•	Completed $278.0 million of dispositions at an average cash cap rate of 6.6%

•	Decreased Debt from $8.5 billion to $6.6 billion and Net Debt from $7.5 billion to $6.5 billion

•	Reduced Net Debt to Normalized EBITDA from 6.6x to 5.7x

•	Cole Capital® raised $136.4 million of new equity capital

•	Completed $702.5 million common stock offering

•	S&P raised its corporate credit rating of VEREIT to 'BB+' from 'BB' and the rating on corporate debt to 'BBB-' from ‘BB+’

Third Quarter 2016 Consolidated Financial Results

Revenue
Consolidated revenue for the quarter ended September 30, 2016 decreased $22.1 million to $362.9 million as compared to revenue of $385.0 million for the same quarter in 2015.

Net Income (Loss) and Net Income (Loss) Attributable to Common Stockholders and Limited Partners per Diluted Share
Consolidated net income for the quarter ended September 30, 2016 increased $22.1 million to net income of $30.2 million as compared to net income of $8.1 million for the same quarter in 2015 and net income per diluted share increased $0.02 to $0.01 for the quarter ended September 30, 2016, as compared to a net loss per diluted share of $(0.01) for the same quarter in 2015.

Normalized EBITDA
Consolidated normalized EBITDA for the quarter ended September 30, 2016 decreased $15.9 million to $285.9 million as compared to normalized EBITDA of $301.8 million for the same quarter in 2015.

Funds From Operations Attributable to Common Stockholders and Limited Partners (“FFO”) and FFO per Diluted Share
FFO for the quarter ended September 30, 2016 decreased $12.1 million to $179.5 million, as compared to $191.6 million for the same quarter in 2015 and FFO per diluted share decreased $0.02 to $0.19 for the quarter ended September 30, 2016, as compared to $0.21 for the same quarter in 2015.

Adjusted FFO Attributable to Common Stockholders and Limited Partners (“AFFO”) and AFFO per Diluted Share
AFFO for the quarter ended September 30, 2016 increased $1.7 million to $198.1 million, as compared to $196.4 million for the same quarter in 2015, and AFFO per diluted share decreased $0.01 to $0.20 for the quarter ended September 30, 2016, as compared to $0.21 for the same quarter in 2015.

Common Stock Dividend Information
On November 1, 2016, the Company’s Board of Directors declared a quarterly dividend of $0.1375 per share for the fourth quarter of 2016, representing an annual distribution rate of $0.55 per share. The dividend will be paid on January 17, 2017 to common stockholders of record as of December 30, 2016.

Balance Sheet and Liquidity
On July 5, 2016, the Company redeemed $1.3 billion aggregate principal amount of the Company’s outstanding 2.0% senior notes due in February 2017 using proceeds from its debt offerings in the previous quarter.

In August 2016, the Company closed a public offering of common stock. The Company sold a total of 69,000,000 shares of common stock in the offering, which included the full exercise of the underwriters' option to purchase additional shares. The net proceeds to the Company from the offering were approximately $702.5 million. The Company used the net proceeds, and available liquidity, to repay its $300.0 million senior secured term loan, $500.0 million outstanding under its unsecured term loan and $55.0 million outstanding on its revolving line of credit, reducing the amount outstanding on the revolver to zero. The $2.8 billion unsecured credit facility is made up of a $500 million term loan and a revolving line of credit with $2.3 billion of capacity available. During the quarter, secured debt was reduced by $72.8 million.

In September 2016, the Company established a continuous offering program pursuant to which the Company can offer and sell its common stock in “at-the-market” offerings or certain other transactions up to an aggregate $750.0 million from time to time as determined by the Company.

2016 AFFO Guidance
The Company is reaffirming its previously issued 2016 AFFO per diluted share guidance range of $0.75 - $0.78.

Consolidated Financial Statistics
Consolidated Financial Statistics as of the quarter ended September 30, 2016 are as follows: Net Debt to Normalized EBITDA of 5.7x, Fixed Charge Coverage Ratio of 2.9x, Unencumbered Gross Real Estate Assets to Total Gross Assets ratio of 65.7%, Net Debt to Gross Real Estate Assets of 40.9% and Weighted Average Debt Term of 4.5 years.

Management Commentary
Glenn J. Rufrano, Chief Executive Officer, stated, “Through the first three quarters, we have continued to execute on our business plan. We have achieved more than $800 million of dispositions year-to-date, surpassing the low-end of our 2016 guidance. From a balance sheet perspective, the successful $1 billion bond offering in May provides a well-laddered debt maturity schedule and the $700 million stock offering in August allowed us to reach investment grade metrics earlier than expected. The upgrade by S&P, along with our transactional and operational infrastructure; large, stabilized portfolio; and sizable market opportunity within the net-lease sector, provides the ability to acquire assets on a leverage-neutral basis.”

Third Quarter 2016 Real Estate Investment (“REI”) Financial Results
Revenue
REI segment revenue for the quarter ended September 30, 2016 decreased $25.6 million to $331.8 million as compared to revenue of $357.4 million for the same quarter in 2015, mainly due to dispositions since January 1, 2015.

Net Income (Loss)
REI segment net income for the quarter ended September 30, 2016 increased $21.3 million to $30.0 million as compared to $8.7 million for the same quarter in 2015, mainly due to a gain on disposition of real estate for the quarter ended September 30, 2016.

Normalized EBITDA
REI segment normalized EBITDA for the quarter ended September 30, 2016 decreased $17.1 million to $277.6 million as compared to normalized EBITDA of $294.7 million for the same quarter in 2015, mainly due to dispositions since January 1, 2015.

FFO and FFO per Diluted Share
REI segment FFO for the quarter ended September 30, 2016 decreased $13.0 million to $179.2 million, as compared to $192.2 million for the same quarter in 2015, and FFO per diluted share decreased $0.02 to $0.19 for the quarter ended September 30, 2016, as compared to $0.21 for the same quarter in 2015.

AFFO and AFFO per Diluted Share
REI segment AFFO for the quarter ended September 30, 2016 decreased $9.0 million to $182.4 million, as compared to $191.4 million for the same quarter in 2015, and AFFO per diluted share decreased $0.02 to $0.19 for the quarter ended September 30, 2016, as compared to $0.21 for the same quarter in 2015.

Real Estate Portfolio Update
As of September 30, 2016, the Company’s portfolio consisted of 4,213 properties with total portfolio occupancy of 98.0%, investment grade tenancy of 41.5% and a weighted-average remaining lease term of 10.0 years.

Same-Store Rent Increases
During the quarter ended September 30, 2016, same-store rents (4,187 properties) increased 0.1% as compared to the same quarter in 2015. Excluding the impact of the bankruptcy filing of Ovation Brands, Inc., same store rental revenue increased 0.8%, during the quarter ended September 30, 2016, as compared to the same quarter in 2015.

Property Development
During the third quarter of 2016, the Company capitalized $0.8 million of development costs and placed $3.5 million of assets into service at an average cash cap rate of 10.6%. As of September 30, 2016, build-to-suits and redevelopment programs included one property with an investment-to-date of $1.1 million and remaining estimated investment of $0.7 million.

Property Dispositions
During the quarter ended September 30, 2016, the Company sold 78 properties for approximately $278.0 million at an average cash cap rate of 6.6%, including $78.1 million in net sales of Red Lobster restaurants. The gain on third quarter sales was approximately $35.8 million, excluding goodwill allocation.

Third Quarter 2016 Cole Capital® Financial Results

Revenue
Cole Capital segment revenue for the quarter ended September 30, 2016 increased $3.6 million to $31.1 million, as compared to revenue of $27.5 million for the same quarter in 2015, primarily due to higher fee and reimbursement revenue associated with higher capital raise and assets under management offset by lower transactional revenue.

Net Income (Loss)
Cole Capital segment net income for the quarter ended September 30, 2016 increased $0.8 million to $0.2 million, as compared to a net loss of $(0.6) million for the same quarter in 2015, mainly due to the increase in net revenue.

Normalized EBITDA
Cole Capital segment normalized EBITDA for the quarter ended September 30, 2016 increased $1.3 million to $8.3 million, as compared to normalized EBITDA of $7.0 million for the same quarter in 2015, mainly due to the increase in net revenue.

FFO and FFO per Diluted Share
Cole Capital segment FFO for the quarter ended September 30, 2016 increased $0.8 million to $0.2 million, as compared to $(0.6) million for the same quarter in 2015, and FFO per diluted share remained the same at $0.00 for the quarters ending September 30, 2016 and September 30, 2015.

AFFO and AFFO per Diluted Share
Cole Capital segment AFFO for the quarter ended September 30, 2016 increased $10.7 million to $15.7 million, as compared to $5.0 million for the same quarter in 2015, and AFFO per diluted share increased $0.01 to $0.02 per diluted share, as compared to $0.01 for the same quarter in 2015.

Investment Management Capital Raise
During the quarter, Cole Capital raised $172.6 million of capital on behalf of its sponsored non-listed REITs (the “Cole REITs”), including $36.2 million through the Cole REITs’ distribution reinvestment plans (“DRIP”), compared to $100.3 million, including $33.7 million of DRIP proceeds, in the third quarter of 2015.

Investment Management Acquisitions
Cole Capital invested $173.9 million in 13 properties on behalf of the Cole REITs in the third quarter of 2016, compared to $315.3 million in 32 properties in the third quarter of 2015.

Subsequent Events - Consolidated

Property Dispositions
From October 1, 2016 through October 28, 2016, the Company disposed of nine properties for an aggregate sales price of $54.8 million at an average cash cap rate of 6.9%, including $14.4 million in net sales of Red Lobster restaurants. Dispositions year-to-date through October 28, 2016, totaled $803.3 million at an average cash cap rate of 6.6%.

Cole Capital Equity Raise
In October 2016, Cole Capital raised $35.4 million of capital on behalf of the Cole REITs, including $12.0 million through DRIP.

Audio Webcast Details

The live audio webcast, beginning at 1:00 p.m. ET on Wednesday, November 2, 2016, is available by accessing this link:
http://ir.vereit.com/. Participants should log in 10-15 minutes early.

Following the call, a replay of the webcast will be available at the link above and archived for up to 12 months following the call.

About the Company
VEREIT is a leading, full-service real estate operating company with investment management capability. VEREIT owns and actively manages a diversified portfolio of retail, restaurant, office and industrial real estate assets with a total asset book value of $16.1 billion including 4,213 properties totaling approximately 96.9 million square feet, located in 49 states, as well as Puerto Rico and Canada. Additionally, VEREIT manages $7.1 billion of gross real estate investments on behalf of the Cole Capital® non-listed REITs. VEREIT is a publicly traded Maryland corporation listed on the New York Stock Exchange.  Additional information about VEREIT can be found on its website at www.VEREIT.com and through social media platforms such as Twitter andLinkedIn.

Media Contacts
Parke Chapman
Rubenstein Associates
212.843.8489 | pchapman@rubenstein.com

John Bacon, Senior Vice President, Corporate Communications
VEREIT
60.778.6057 | JBacon@VEREIT.com

Investor Contact
Bonni Rosen, Director, Investor Relations
VEREIT
877.405.2653 | BRosen@VEREIT.com

Definitions
Descriptions of FFO and AFFO, EBITDA and Normalized EBITDA, Debt Outstanding and Interest Expense, Excluding Non-Cash Amortization are provided below. Refer to pages 9 through 18 for reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measure and the calculations of our Fixed Charge Coverage Ratio, Net Debt to Normalized EBITDA Annualized Ratio, Net Debt Leverage Ratio and Unencumbered Asset Ratio.
Funds From Operations and Adjusted Funds From Operations
Due to certain unique operating characteristics of real estate companies, as discussed below, the National Association of Real Estate Investment Trusts, Inc. ("NAREIT"), an industry trade group, has promulgated a supplemental performance measure known as FFO, which we believe to be an appropriate supplemental performance measure to reflect the operating performance of a REIT. FFO is not equivalent to our net income or loss as determined under U.S. GAAP.
NAREIT defines FFO as net income or loss computed in accordance with U.S. GAAP, excluding gains or losses from disposition of property, depreciation and amortization of real estate assets and impairment write-downs on real estate including the pro rata share of adjustments for unconsolidated partnerships and joint ventures. We calculated FFO in accordance with NAREIT's definition described above.
In addition to FFO, we use adjusted funds from operations (“AFFO”) as a non-GAAP supplemental financial performance measure to evaluate the operating performance of the Company. AFFO, as defined by the Company, excludes from FFO non-routine items such as acquisition related costs, litigation and other non-routine costs, gains or losses on sale of investment securities or loans held for investment, insurance recoveries and legal settlements. We also exclude certain non-cash items such as impairments of goodwill and intangible assets, straight-line rental revenue, unrealized gains or losses on derivatives, reserves for loan loss, gain or loss on the extinguishment or forgiveness of debt, non-current portion of the tax benefit or expense, equity-based compensation and amortization of intangible assets, deferred financing costs, above-market lease assets and below-market lease liabilities. Management believes that excluding these costs from FFO provides investors with supplemental performance information that is consistent with the performance models and analysis used by management, and provides investors a view of the performance of our portfolio over time. AFFO allows for a comparison of the performance of our operations with other traded REITs, as AFFO, or an equivalent measure, is routinely reported by traded REITs, and we believe often used by analysts and investors for comparison purposes.
For all of these reasons, we believe FFO and AFFO, in addition to net income (loss), as defined by GAAP, are helpful supplemental performance measures and useful in understanding the various ways in which our management evaluates the performance of the Company over time. However, not all REITs calculate FFO and AFFO the same way, so comparisons with other REITs may not be meaningful. FFO and AFFO should not be considered as alternatives to net income (loss) and are not intended to be used as a liquidity measure indicative of cash flow available to fund our cash needs. Neither the SEC, NAREIT, nor any other regulatory body has evaluated the acceptability of the exclusions used to adjust FFO in order to calculate AFFO and its use as a non-GAAP financial performance measure.
EBITDA and Normalized EBITDA
Normalized EBITDA as disclosed represents EBITDA, or earnings before interest, taxes, depreciation and amortization, modified to exclude non-routine items such as acquisition related costs, merger and other non-routine transactions costs, gains or losses on sale of investments, insurance and litigation settlements and extinguishment of debt cost. We also exclude certain non-cash items such as impairments of intangible assets, straight-line rental revenue, unrealized gains or losses on derivatives, write-off of program development costs, and amortization of intangibles, deferred financing costs, above-market lease assets and below-market lease liabilities. Management believes that excluding these costs from EBITDA provides investors with supplemental performance information that is consistent with the performance models and analysis used by management, and provides investors a view of the performance of our portfolio over time. The Company believes that Normalized EBITDA is a useful supplemental measure to investors and analysts for assessing the performance of the Company’s business segments, although it does not represent net income that is computed in accordance with GAAP. Therefore, Normalized EBITDA should not be considered as an alternative to net income or as an indicator of the Company’s financial performance. The Company uses Normalized EBITDA as one measure of its operating performance when formulating corporate goals and evaluating the effectiveness of the Company’s strategies. Normalized EBITDA may not be comparable to similarly titled measures of other companies.

Debt Outstanding
Debt Outstanding represents the Company's outstanding principal debt balance, excluding certain GAAP adjustments, such as premiums and discounts, financing and issuance costs, and related accumulated amortization. We believe that the presentation of Debt Outstanding, which shows our contractual debt obligations, provides useful information to investors to assess our overall liquidity, financial flexibility, capital structure and leverage. Debt Outstanding should not be considered as an alternative to the Company's consolidated debt balance as determined in accordance with GAAP or any other GAAP financial measures and should only be considered together with, and as a supplement to, the Company's financial information prepared in accordance with GAAP.
Interest Expense, Excluding Non-Cash Amortization
Interest Expense, Excluding Non-Cash Amortization reflects interest expense incurred on the outstanding principal balance of our debt, which excludes the amortization of deferred financing costs, premiums and discounts, which are reported as interest expense in accordance with GAAP. We believe that the presentation of Interest Expense, Excluding Non-Cash Amortization, which shows the interest expense on our contractual debt obligations, provides useful information to investors to assess our overall solvency and financial flexibility. Interest Expense, Excluding Non-Cash Amortization should not be considered as an alternative to the Company's interest expense as determined in accordance with GAAP or any other GAAP financial measures and should only be considered together with and as a supplement to the Company's financial information prepared in accordance with GAAP.

Forward Looking Statements
Information set forth herein (including information included or incorporated by reference herein) contains “forward-looking statements” (within the meaning of section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended), which reflect VEREIT’s expectations regarding future events, including VEREIT’s ability to acquire assets on a leverage-neutral basis; and VEREIT’s future financial condition, results of operations and business, including 2016 guidance. The forward-looking statements involve a number of assumptions, risks, uncertainties and other factors that could cause actual results to differ materially from those contained in the forward-looking statements. Generally, the words “expects,” “anticipates,” “assumes,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions identify forward-looking statements. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, most of which are difficult to predict and many of which are beyond VEREIT’s control. If a change occurs, VEREIT’s business, financial condition, liquidity and results of operations may vary materially from those expressed in the forward-looking statements.

The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: VEREIT’s plans, market and other expectations, objectives, intentions and other statements that are not historical facts; the developments disclosed herein; VEREIT’s ability to execute on and realize success from its business plan; VEREIT’s ability to meet its 2016 guidance; the unpredictability of the business plans and financial condition of VEREIT’s tenants; the impact of impairment charges in respect of certain of VEREIT’s properties or other assets; risks associated with pending government investigations related to VEREIT’s previously disclosed audit committee investigation and related litigations; the inability of Cole Capital to regain its prior level of capital raise; the ability to retain or hire key personnel; and continuation or deterioration of current market conditions. Additional factors that may affect future results are contained in VEREIT’s filings with the U.S. Securities and Exchange Commission (the “SEC”), which are available at the SEC’s website at www.sec.gov. VEREIT disclaims any obligation to publicly update or revise any forward-looking statements, whether as a result of changes in underlying assumptions or factors, new information, future events or otherwise, except as required by law.

VEREIT, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except for share and per share data) (Unaudited)

	September 30, 2016	December 31, 2015
ASSETS
Real estate investments, at cost:
Land	$2,946,105	$3,120,653
Buildings, fixtures and improvements	10,800,316	11,445,690
Intangible lease assets	2,073,076	2,218,378
Total real estate investments, at cost	15,819,497	16,784,721
Less: accumulated depreciation and amortization	2,188,998	1,778,597
Total real estate investments, net	13,630,499	15,006,124
Investment in unconsolidated entities	24,711	56,824
Investment in direct financing leases, net	40,785	46,312
Investment securities, at fair value	48,098	53,304
Mortgage notes receivable, net	23,014	24,238
Cash and cash equivalents	116,618	69,103
Restricted cash	61,828	59,767
Intangible assets, net	30,849	50,779
Rent and tenant receivables and other assets, net	339,529	303,637
Goodwill	1,602,610	1,656,374
Due from affiliates	20,883	60,633
Real estate assets held for sale, net	118,396	18,771
Total assets	$16,057,820	$17,405,866

LIABILITIES AND STOCKHOLDERS’ EQUITY
Mortgage notes payable and other debt, net	$2,861,210	$3,111,985
Corporate bonds, net	2,225,157	2,536,333
Convertible debt, net	970,691	962,894
Credit facility, net	496,008	1,448,590
Below-market lease liabilities, net	229,340	251,692
Accounts payable and accrued expenses	139,150	151,877
Deferred rent, derivative and other liabilities	89,154	87,490
Distributions payable	159,415	140,816
Due to affiliates	—	230
Total liabilities	7,170,125	8,691,907
Commitments and contingencies (Note 15)
Preferred stock, $0.01 par value, 100,000,000 shares authorized and 42,834,138 issued and outstanding as of each of September 30, 2016 and December 31, 2015	428	428
Common stock, $0.01 par value, 1,500,000,000 shares authorized and 974,183,819 and 904,884,394 issued and outstanding as of September 30, 2016 and December 31, 2015, respectively	9,742	9,049
Additional paid-in-capital	12,637,049	11,931,768
Accumulated other comprehensive loss	(4,687)	(2,025)
Accumulated deficit	(3,933,092)	(3,415,233)
Total stockholders’ equity	8,709,440	8,523,987
Non-controlling interests	178,255	189,972
Total equity	8,887,695	8,713,959
Total liabilities and equity	$16,057,820	$17,405,866

VEREIT, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except for per share data) (Unaudited)

	Three Months Ended September 30,
	2016	2015
Revenues:
Rental income	$303,383	$333,766
Direct financing lease income	494	659
Operating expense reimbursements	27,969	22,983
Cole Capital revenue	31,069	27,546
Total revenues	362,915	384,954
Operating expenses:
Cole Capital reallowed fees and commissions	5,897	3,896
Acquisition related	90	1,764
Litigation and other non-routine costs, net of insurance recoveries	4,630	8,032
Property operating	34,820	31,950
General and administrative	29,761	32,842
Depreciation and amortization	195,173	208,542
Impairments	6,872	—
Total operating expenses	277,243	287,026
Operating income	85,672	97,928
Other (expense) income:
Interest expense	(79,869)	(89,530)
Loss on extinguishment and forgiveness of debt, net	(2,003)	—
Other income, net	1,744	2,368
Equity in income and gain on disposition of unconsolidated entities	212	6,837
Loss on derivative instruments, net	(2,023)	(1,420)
Total other expenses, net	(81,939)	(81,745)
Income before taxes and real estate dispositions	3,733	16,183
Gain (loss) on disposition of real estate, net	28,111	(6,542)
Income before taxes	31,844	9,641
Provision for income taxes	(1,598)	(1,500)
Net income	30,246	8,141
Net (income) attributable to non-controlling interests	(751)	(612)
Net income attributable to the General Partner	$29,495	$7,529

Basic and diluted net income (loss) per share attributable to common stockholders and limited partners	$0.01	$(0.01)
Distributions declared per common share	$0.14	$0.14

VEREIT, INC.
CONSOLIDATED ADJUSTED FUNDS FROM OPERATIONS PER DILUTED SHARE - 2016 GUIDANCE
(Unaudited)

The Company is reaffirming its previously issued 2016 AFFO per diluted share guidance range of $0.75 - $0.78.

	Low	High
Basic and diluted net loss per share attributable to common stockholders (1)	$(0.20)	$(0.17)
Gain on disposition of real estate assets, net (2)(3)	(0.06)	(0.06)
Depreciation and amortization of real estate assets	0.79	0.79
Impairment of real estate (3)	0.18	0.18
Effect of incremental dilutive shares (4)	0.01	0.01
FFO attributable to common stockholders and limited partners per diluted share	0.72	0.75
Adjustments (5)	0.03	0.03
AFFO attributable to common stockholders and limited partners per diluted share	$0.75	$0.78
_____________________________________
(1) Includes impact of dividends paid to preferred shareholders and excludes the effect of non-controlling interests. Includes the impact of the gain on sale of real estate for the nine months ended September 30, 2016.
(2)  Includes an allocated portion of the Real Estate Investment segment goodwill to the respective sold properties to calculate the GAAP loss.
(3) Reflects actual amounts for the nine months ended September 30, 2016.
(4) Represents impact of limited partnership interests in our operating partnership, unvested restricted shares and unvested restricted stock units that are included in the computation of FFO and AFFO per diluted share but excluded from net loss per share as the effect is antidilutive for such calculation.
(5) Includes (i) non-routine items such as acquisition related costs, litigation and other non-routine costs, gains or losses on sale of investment securities and mortgage note receivables, insurance and legal settlements and extinguishment of debt cost and (ii) certain non-cash items such as impairments of intangible assets and goodwill, straight-line rental revenue, unrealized gains or losses on derivatives, amortization of intangible assets, deferred financing costs and above and below market lease amortization as well as equity-based compensation.

VEREIT, INC.
CONSOLIDATED EBITDA AND NORMALIZED EBITDA
(In thousands, except for per share data) (Unaudited)

	Three Months Ended September 30,
	2016	2015
Net income	$30,246	$8,141
Adjustments:
Interest expense	79,869	89,530
Depreciation and amortization	195,173	208,542
Provision for income taxes	1,598	1,500
Proportionate share of adjustments for unconsolidated entities	959	2,554
EBITDA	$307,845	$310,267
Gain on disposition of real estate assets, including joint ventures, net	(28,111)	(187)
Impairments	6,872	—
Acquisition related expenses	90	1,764
Litigation and other non-routine costs, net of insurance recoveries	4,630	8,032
Gain on investment securities	—	(4)
Loss on derivative instruments, net	2,023	1,420
Amortization of above-market lease assets and deferred lease incentives, net of amortization of below-market lease liabilities	1,632	1,152
Loss on extinguishment and forgiveness of debt, net	2,003	—
Net direct financing lease adjustments	571	507
Straight-line rent, net of bad debt expense related to straight-line rent	(12,319)	(21,705)
Program development costs write-off	845	—
Other amortization and non-cash charges	(139)	(82)
Proportionate share of adjustments for unconsolidated entities	(36)	608
Normalized EBITDA	$285,906	$301,772

VEREIT, INC.
CONSOLIDATED FUNDS FROM OPERATIONS AND ADJUSTED FUNDS FROM OPERATIONS
(In thousands, except for per share data) (Unaudited)

	Three Months Ended September 30,
	2016	2015
Net income	$30,246	$8,141
Dividends on non-convertible preferred stock	(17,973)	(17,974)
Gain on real estate assets and interest in joint venture, net	(28,111)	(187)
Depreciation and amortization of real estate assets	187,898	200,159
Impairment of real estate	6,872	—
Proportionate share of adjustments for unconsolidated entities	540	1,423
FFO attributable to common stockholders and limited partners	$179,472	$191,562

Acquisition related expenses	90	1,764
Litigation and other non-routine costs, net of insurance recoveries	4,630	8,032
Gain on investment securities	—	(4)
Loss on derivative instruments, net	2,023	1,420
Amortization of net premiums on debt and investments, net	(3,553)	(4,920)
Amortization of above-market lease assets and deferred lease incentives, net of amortization of below-market lease liabilities	1,632	1,152
Net direct financing lease adjustments	571	507
Amortization and write off of deferred financing costs	6,878	11,320
Amortization of management contracts	6,240	7,510
Deferred tax expense (benefit)	6,941	(5,701)
Gain on extinguishment and forgiveness of debt, net	2,003	—
Straight-line rent, net of bad debt expense related to straight-line rent	(12,319)	(21,705)
Equity-based compensation expense	2,588	4,016
Other amortization and non-cash charges	929	781
Proportionate share of adjustments for unconsolidated entities	(17)	694
AFFO attributable to common stockholders and limited partners	$198,108	$196,428

Weighted-average shares outstanding - basic	943,480,170	903,461,323
Effect of Limited Partner OP Units and dilutive securities	25,206,373	25,995,886
Weighted-average shares outstanding - diluted	968,686,543	929,457,209

FFO attributable to common stockholders and limited partners per diluted share	$0.19	$0.21
AFFO attributable to common stockholders and limited partners per diluted share	$0.20	$0.21

VEREIT, INC.
FINANCIAL AND OPERATIONS STATISTICS AND RATIOS
(Dollars in thousands) (Unaudited)

	Three Months Ended
	September 30, 2016
Interest expense, excluding non-cash amortization	$76,511
Secured debt principal amortization	5,734
Dividends attributable to preferred shares	17,973
Total fixed charges	100,218
Normalized EBITDA	285,906
Fixed charge coverage ratio	2.85	x

	September 30, 2016
Debt Outstanding	$6,586,839
Less: cash and cash equivalents	116,618
Net Debt	6,470,221
Normalized EBITDA annualized	1,143,624
Net Debt to Normalized EBITDA annualized ratio	5.66	x

Net Debt	$6,470,221
Gross Real Estate Investments	15,815,333
Net Debt leverage ratio	40.9%

Unencumbered Gross Real Estate Investments	$10,394,146
Gross Real Estate Investments	15,815,333
Unencumbered asset ratio	65.7%

September 30, 2016
Mortgage notes payable and other debt, net	$2,861,210
Corporate bonds, net	2,225,157
Convertible debt, net	970,691
Credit facility, net	496,008
Mortgage notes payable associated with assets held for sale	—
Total debt - as reported	6,553,066
Adjustments:
Deferred financing costs, net	59,467
Net premiums	(25,694)
Debt Outstanding	$6,586,839

Three Months Ended
September 30, 2016
Interest expense - as reported	$79,869
Adjustments:
Amortization of deferred financing and issuance costs	(7,081)
Amortization of net premiums	3,723
Interest expense, excluding non-cash amortization	$76,511

VEREIT, INC.
SEGMENT REPORTING - STATEMENTS OF OPERATIONS
(REI Segment)
(In thousands, except for per share data) (Unaudited)

	Three Months Ended September 30,
	2016	2015
Revenues:
Rental income	$303,383	$333,766
Direct financing lease income	494	659
Operating expense reimbursements	27,969	22,983
Total real estate investment revenues	331,846	357,408
Operating expenses:
Acquisition related	90	1,690
Litigation and other non-routine costs, net of insurance recoveries	4,630	8,032
Property operating	34,820	31,950
General and administrative	12,069	15,848
Depreciation and amortization	187,897	200,158
Impairment of real estate	6,872	—
Total operating expenses	246,378	257,678
Operating income	85,468	99,730
Other (expense) income:
Interest expense	(79,869)	(89,530)
Loss on extinguishment and forgiveness of debt, net	(2,003)	—
Other income, net	1,649	1,903
Equity in income and gain on disposition of unconsolidated entities	212	6,837
Loss on derivative instruments, net	(2,023)	(1,420)
Total other expenses, net	(82,034)	(82,210)
Income before taxes and disposition of real estate	3,434	17,520
Gain (loss) on disposition of real estate assets, net	28,111	(6,542)
Income before income taxes	31,545	10,978
Provision for income taxes	(1,539)	(2,238)
Net income	$30,006	$8,740

VEREIT, INC.
SEGMENT REPORTING - STATEMENTS OF OPERATIONS
(Cole Capital Segment)
(In thousands, except for per share data) (Unaudited)

	Three Months Ended September 30,
	2016	2015
Revenues:
Offering-related fees and reimbursements	$9,545	$5,850
Transaction service fees and reimbursements	3,779	7,400
Management fees and reimbursements	17,745	14,296
Total Cole Capital revenues	31,069	27,546
Operating Expenses:
Cole Capital reallowed fees and commissions	5,897	3,896
Acquisition related	—	74
General and administrative	17,692	16,994
Depreciation and amortization	7,276	8,384
Total operating expenses	30,865	29,348
Operating income (loss)	204	(1,802)
Total other income, net	95	465
Income (loss) before taxes	299	(1,337)
(Provision for) benefit from income taxes	(59)	738
Net income (loss)	$240	$(599)

VEREIT, INC.
SEGMENT REPORTING - EBITDA AND NORMALIZED EBITDA
(REI Segment)
(In thousands, except for per share data) (Unaudited)

	Three Months Ended September 30,
	2016	2015
Net income	$30,006	$8,740
Adjustments:
Interest expense	79,869	89,530
Depreciation and amortization	187,897	200,158
Provision for income taxes	1,539	2,238
Proportionate share of adjustments for unconsolidated entities	959	2,554
EBITDA	$300,270	$303,220
Gain on disposition of real estate assets, including joint ventures, net	(28,111)	(187)
Impairments of real estate assets	6,872	—
Acquisition related expenses	90	1,690
Litigation and other non-routine costs, net of insurance recoveries	4,630	8,032
Gain on investment securities	—	(4)
Loss on derivative instruments, net	2,023	1,420
Amortization of above-market lease assets and deferred lease incentives, net of amortization of below-market lease liabilities	1,632	1,152
Loss on extinguishment and forgiveness of debt, net	2,003	—
Net direct financing lease adjustments	571	507
Straight-line rent, net of bad debt expense related to straight-line rent	(12,319)	(21,705)
Other amortization and non-cash charges	(32)	10
Proportionate share of adjustments for unconsolidated entities	(36)	608
Normalized EBITDA	$277,593	$294,743

VEREIT, INC.
SEGMENT REPORTING - EBITDA AND NORMALIZED EBITDA
(Cole Capital Segment)
(In thousands, except for per share data) (Unaudited)

	Three Months Ended September 30,
	2016	2015
Net income (loss)	$240	$(599)
Adjustments:
Depreciation and amortization	7,276	8,384
Provision for (benefit from) income taxes	59	(738)
EBITDA	$7,575	$7,047
Management adjustments:
Acquisition related expenses	—	74
Program development cost write-off	845	—
Other amortization and non-cash charges	(107)	(92)
Normalized EBITDA	$8,313	$7,029

VEREIT, INC.
SEGMENT REPORTING - FUNDS FROM OPERATIONS AND ADJUSTED FUNDS FROM OPERATIONS
(REI Segment)
(In thousands, except for per share data) (Unaudited)

	Three Months Ended September 30,
	2016	2015
Net income	$30,006	$8,740
Dividends on non-convertible preferred stock	(17,973)	(17,974)
Gain on disposition of real estate assets, including joint ventures, net	(28,111)	(187)
Depreciation and amortization of real estate assets	187,898	200,159
Impairment of real estate	6,872	—
Proportionate share of adjustments for unconsolidated entities	540	1,423
FFO attributable to common stockholders and limited partners	$179,232	$192,161

Acquisition related expenses	90	1,690
Litigation and other non-routine costs, net of insurance recoveries	4,630	8,032
Gain of investment securities	—	(4)
Loss on derivative instruments, net	2,023	1,420
Amortization of premiums and discounts on debt and investments, net	(3,553)	(4,920)
Amortization of above-market lease assets and deferred lease incentives, net of amortization of below-market lease liabilities	1,632	1,152
Net direct financing lease adjustments	571	507
Amortization and write-off of deferred financing costs	6,878	11,320
Gain on extinguishment and forgiveness of debt, net	2,003	—
Straight-line rent, net of bad debt expense related to straight-line rent	(12,319)	(21,705)
Equity-based compensation expense	1,201	1,073
Other amortization and non-cash charges	—	(1)
Proportionate share of adjustments for unconsolidated entities	(17)	694
AFFO attributable to common stockholders and limited partners	$182,371	$191,419

Weighted-average shares outstanding - basic	943,480,170	903,461,323
Effect of Limited Partner OP Units and dilutive securities	25,206,373	25,995,886
Weighted-average shares outstanding - diluted	968,686,543	929,457,209

FFO attributable to common stockholders and limited partners per diluted share	$0.19	$0.21
AFFO attributable to common stockholders and limited partners per diluted share	$0.19	$0.21

VEREIT, INC.
SEGMENT REPORTING - FUNDS FROM OPERATIONS AND ADJUSTED FUNDS FROM OPERATIONS
(Cole Capital Segment)
(In thousands, except for per share data) (Unaudited)

	Three Months Ended September 30,
	2016	2015
Net income (loss)	$240	$(599)
FFO attributable to common stockholders and limited partners	240	(599)

Acquisition related expenses	—	74
Amortization of management contracts	6,240	7,510
Deferred tax expense (benefit)	6,941	(5,701)
Equity-based compensation expense	1,387	2,943
Other amortization and non-cash charges	929	782
AFFO attributable to common stockholders and limited partners	$15,737	$5,009

Weighted-average shares outstanding - basic	943,480,170	903,461,323
Effect of Limited Partner OP Units and dilutive securities	25,206,373	25,995,886
Weighted-average shares outstanding - diluted	968,686,543	929,457,209

FFO attributable to common stockholders and limited partners per diluted share	$0.00	$0.00
AFFO attributable to common stockholders and limited partners per diluted share	$0.02	$0.01